OBJECTIVE SYSTEMS INTEGRATORS, INC.
                            MASTER LICENSE AGREEMENT

                         CONTRACT MLA - WW - KOREA - 007


THIS MASTER LICENSE AGREEMENT ("Agreement") is entered into as of September 28, 2000 ("Effective Date"), between OBJECTIVE SYSTEMS INTEGRATORS, INC. ("OSI"), and SUPERNET CO., LTD. of 11-1 Sunaedong, Pundanggu, Seongnamsi, Kyunggido, Korea ("Licensee").

1.   DEFINITIONS

     (a) AUTHORIZED COMPUTER. A computer identified as such by type and serial number in an Order or later notice to OSI.

     (b)  COMBINED SOFTWARE. Computer code, data files or rules that result from
          (1) other computer code, data files or rules being linked, combined or otherwise operated with OSI Software and Deliverables, or (2) Licensee's extensions or enhancements to OSI Software and Deliverables.

     (c) CONFIDENTIAL INFORMATION. Written, machine-reproducible and visual materials that are described in this Agreement, or clearly marked when disclosed, as being confidential, together with all visual or oral materials identified as confidential at the time of their disclosure.

     (d) DELIVERABLES. Materials that are specifically described as deliverables in a Statement of Work.

     (e) DOCUMENTATION. User manuals and similar documents supplied with OSI Software. Documentation does not include product or service descriptions, advertising materials or marketing materials.

     (f) INSTALLATION DATE. The day that OSI declares OSI Software or Deliverables ready for use, if they are to be installed by OSI, or the day after they are received, if they are not to be installed by OSI.

     (g) LICENSEE SOFTWARE. Computer code, modules, programs, data files or rules that are owned by or licensed to Licensee and designed to be linked, combined or otherwise operated with OSI Software or Deliverables. Licensee Software does not include OSI Software or Deliverables.

     (h) NEW USE. A use that does not conform to the pricing for the initial use of the OSI Software or Deliverables under the Order or Work Order that established that initial use.

     (i) ORDER. The form attached as Exhibit 1, as from time to time submitted by Licensee and accepted by OSI, to acquire OSI Software.

     (j) OSI SOFTWARE. Computer code, data files and rules that are listed as OSI Software in an Order or that are provided to Licensee in connection with Support. OSI Software does not include Deliverables.

     (k) PRICE LIST. The OSI product and price guide in effect on the date an Order is received (or a New Use begins) that has been approved for use in the region where the OSI Software is installed. OSI may change its Price List, including available OSI Software, specifications and prices, on notice to Licensee.

     (l)  PROFESSIONAL SERVICES. The Services described in a Statement of Work.

     (m)  SERVICES. Professional Services and Support.

     (n) STATEMENT OF WORK. A document attached to a Work Order that describes the Professional Services and/or Deliverables that OSI will provide to Licensee.

     (o)  SUPPORT. The update, maintenance and support services described in
          Exhibit 3.


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     (p)  TERRITORY. Any country other than those listed in Exhibit 4.

     (q) VENDOR. A third party that provides software modules embedded in OSI Software.

     (r) WORK ORDER. The form attached as Exhibit 2, as from time to time submitted by Licensee and accepted by OSI, to acquire Professional Services. Each Work Order will contain a Statement of Work.


2.   ORDERS AND PAYMENT

     (a)  ORDERS. Licensee will use the order forms attached as Exhibits 1 and
          2. If Licensee modifies these forms or submits a different form, OSI will not be bound to any additional or different terms unless it expressly consents to them. Orders and Work Orders may be accepted, in whole or in part, either by notice of acceptance or by beginning performance. If Licensee is in breach of this Agreement, OSI may delay or cancel outstanding Orders or Work Orders even if they have been accepted. If the agreed terms of an Order or Work Order directly conflict with the terms of this Agreement, the Order or Work Order will govern.

     (b)  CHANGES AND CANCELLATIONS.

          (1) Orders may be changed or cancelled on notice to OSI not less than 30 days before scheduled shipment. Licensee will pay any out-of-pocket expenses reasonably incurred by OSI in connection with the change or cancellation.

          (2) Work Orders may be cancelled by giving OSI 45 days' prior notice. Licensee will pay for all Professional Services that OSI has performed through the date of cancellation at OSI's then-current time and materials rates (not to exceed the total amount due under the Work Order) plus all costs reasonably incurred by OSI in connection with the cancellation.

          (3) If Licensee would like to change a Work Order, it will notify OSI of its requested changes. OSI will promptly advise Licensee of any increased costs, delays or other consequences of the change. Changes to a Work Order will be implemented only if the parties agree in writing to modify the Work Order and Statement of Work.

     (c) DELIVERY. OSI will pack and ship OSI Software and Deliverables according to its standard practice, F.O.B. factory. Freight and insurance charges will be prepaid and invoiced to Licensee. Licensee will not acquire title to OSI Software or Deliverables. Risk of loss will pass when OSI Software or Deliverables are put on a carrier at OSI's facility. Each shipment is a separate sale regardless of whether it fully or partially fulfills an Order. Licensee has 14 days from shipment to verify receipt of all OSI Software and Deliverables.

     (d)  PRICES. The following will apply to OSI Software, Deliverables and
          Services:

          (1) For each Order, Licensee will pay the fees in the Price List plus any additional charges incurred under this Agreement. Where pricing is performance based, usage will be measured on a monthly basis with software provided by OSI. To the extent applicable, usage information will be electronically transmitted to OSI on or before the 15th of each month following the month being measured. Licensee will acquire additional usage increments before it exceeds its licensed performance limits. Prices for additional increments will be based on OSI's Price List in effect on the date the increment is ordered.

          (2) Professional Services will be billed according to the applicable Work Order or, if not otherwise specified, then according to OSI's then-current time and materials rates, minimums and other terms. If a Work Order is priced on time and materials with a maximum, OSI will endeavor in good faith to complete the Work Order within the maximum. If OSI believes it cannot complete the Work Order within the maximum, it will notify Licensee. Thereafter, Licensee may elect either to continue the work or to accept it in its then-current form and terminate the Work Order.

          (3) Support will be billed in advance at the rates in effect for each Support period.

     (e) TAXES. Prices exclude, and Licensee will pay, all sales, value-added, use or other governmental taxes, fees


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          and  charges of any kind except for taxes based on OSI's net income
          ("Taxes"). Withholding taxes imposed by the Korean Government, if any, on the payments made by Licensee hereunder shall be regarded as the taxes based on OSI's net income. Taxes paid or payable by OSI will be invoiced to and paid by Licensee. If Licensee is required to make a Tax or other withholding in connection with a payment, the amount due will be that which, having been grossed-up and the tax withheld, will yield OSI the same amount as it would have received if no withholding had been made. To the extent that any withholding tax is due on the payments to be made under this Agreement, Licensee undertakes the responsibility for withholding and making timely payments of such tax on OSI's behalf and promptly providing OSI with an original or authenticated copy of the appropriate tax receipts thereof. To the extent that a convention for the avoidance of double taxation with respect to taxes on income permits the reduction of withholding tax, Licensee agrees to support OSI in filing the necessary certificate of exemption from tax on royalties.

     (f) PAYMENT. Payment will be made in U.S. Dollars and in immediately available funds. Amounts not paid when due will accrue interest at the rate of 1.0% per month. Licensee will reimburse OSI for all fees, costs and expenses (including reasonable attorneys' fees) incurred to collect overdue amounts. From time to time, OSI may require assurances of payment, which may include guaranties or letters of credit. Amounts billed by OSI become final unless disputed within 30 days after the date of invoice.

     (g) DUE DATES. OSI will invoice Licensee for OSI Software on shipment and payment is due 30 days after the invoice date. Fees applicable to a New Use are due within 30 days after the New Use begins. Payment for Deliverables is due on the later of 30 days after the invoice date or the Installation Date. Fees for Support are payable in advance by no later than the first day of the applicable Support period.

     (h) AUDITS. On reasonable notice, OSI or its agents may inspect Licensee's facilities (including computers) and records to verify Licensee's proper use of and payment for all OSI Software and Deliverables. Licensee will keep records regarding its use in sufficient detail to permit this verification. Licensee will also provide OSI with dial-in and on-site access to its network and on-site access to its records, all as reasonably necessary to conduct a proper audit. If, after an audit, it is determined that Licensee has underpaid any amounts due, OSI will invoice Licensee for and Licensee will pay the amount of the underpayment plus interest as provided in Section 2(f) from the date each payment was due. If the underpayment is more than 5% of the amount properly due, Licensee will also pay OSI's audit expenses.

     (i) FUNDS AVAILABILITY. If the amount or manner of payments otherwise due under this Agreement is legally restricted in any way, only the maximum payable under the restriction will be due. However, OSI may thereafter elect either to (1) immediately terminate this Agreement and any outstanding Orders or Work Orders, or (2) accept payment in whatever manner may be lawfully available. Licensee will use reasonable commercial efforts to obtain approval for the payments specified in this Agreement.


3.       LICENSES

     (a) GENERAL. This Section contains the rights granted to Licensee in OSI Software and Deliverables. Except for rulesets, which are provided in OSI's 4GL programming language, Licensee will receive only an object code license for OSI Software and Deliverables.

     (b) LICENSE GRANTS. Licensee is granted a personal, non-transferable, non-exclusive license, solely for its own internal use and without rights to sublicense, to (1) load, install, execute, display and store OSI Software and Deliverables on their Authorized Computers, (2) use the Documentation for that purpose, (3) extend or enhance OSI Software or Deliverables, and (4) use OSI Software as a part of Combined Software. Licensee will not, nor will it permit others to, use OSI Software or Deliverables to develop code, objects, modules or programs that modify or substitute for code, objects, modules or programs in OSI Software. Use of OSI Software and Deliverables is limited those uses for which Licensee has paid the applicable fees. OSI Software or Deliverables may contain authorization codes and lockout software that restricts their operation to properly licensed uses.

     (c) INTELLECTUAL PROPERTY. Licensee will not copy, alter, adapt, modify or make derivative works of OSI


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          Software except as permitted by this Section. A reasonable number of backup copies of OSI Software and Deliverables may be made (and a reasonable number of copies of the Documentation for Licensee's internal use) provided that all proprietary notices on and in the OSI Software, Deliverables and Documentation are simultaneously copied. OSI Software and Deliverables may contain processes or techniques that are patented. No license to use those processes and techniques apart from the OSI Software and Deliverables is granted. Licensee will not acquire any right to the trademarks or tradenames of OSI and its Vendors.

     (d) REVERSE ENGINEERING. Licensee will not, and waives to the fullest extent permitted by law any right to, reverse engineer, decompile, disassemble or otherwise derive the source code for OSI Software, or to decode, de-encrypt or engineer around any security measures in OSI Software or Deliverables.

     (e) TRANSFERS. Licensee may transfer OSI Software and Deliverables to another computer that is owned by or leased to Licensee. However, it will need to obtain the requisite authorization codes from OSI before making the transfer. Licensee will not otherwise rent, license, sell or transfer any portion of the OSI Software or Deliverables. Any purported transfer will be void, will be a breach of this Agreement and will cause the licenses granted in this Agreement to automatically terminate without notice to Licensee.


4.   OWNERSHIP AND PROPRIETARY RIGHTS

     (a) OWNERSHIP. All right, title and interest to copyrights, trade secrets, patents and other intellectual property rights (1) in OSI Software and Deliverables will remain the exclusive property of OSI and its Vendors, and (2) in Licensee Software will remain the exclusive property of Licensee. For Combined Software, the parties will each retain full and exclusive rights to those portions of their respective software that are incorporated into the Combined Software. Combined Software will not be a joint work, and on termination of the license to OSI Software or Deliverables included in Combined Software, Licensee's right to use that OSI Software or Deliverable will end, even as part of Combined Software.

     (b) CONFIDENTIAL INFORMATION. All aspects of OSI Software and Deliverables, including programs, methods of processing, program design and structure, and the interaction and unique programming techniques they employ, are Confidential Information.


5.   INSTALLATION, ACCEPTANCE, SUPPORT AND TRAINING

     (a) INSTALLATION. Except as otherwise set forth in a Statement of Work, OSI is not responsible for installing, testing, managing or controlling OSI Software or Deliverables.

     (b) ACCEPTANCE. OSI Software will be deemed accepted on its receipt by Licensee. Deliverables will be deemed accepted if they conform substantially to the specifications in the applicable Statement of Work or in a requirements document provided as a Deliverable under a Statement of Work.

     (C) SUPPORT AND TRAINING. Exhibit 3 contains the terms that will apply to Support. Training is available for an additional fee in accordance with OSI's rates as then in effect and subject to its standard terms and cancellation policies. Licensee will reimburse OSI for all reasonable travel and other out-of-pocket expenses incurred in connection with any on-site training.


6.   WARRANTIES

     (a) WARRANTIES. OSI warrants that for 90 days after a physical copy of OSI Software or Deliverables is first delivered to Licensee, OSI Software will operate substantially as described in its Documentation and Deliverables will operate substantially as described in their Statement of Work or, if none, then in the Documentation that accompanies them.

     (b) LIMITATIONS. THE WARRANTY IN SECTION 6(A) IS EXCLUSIVE. EXCEPT FOR THAT WARRANTY, OSI SOFTWARE, DELIVERABLES AND SERVICES ARE PROVIDED "AS-IS."


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          NO OTHER WARRANTY OR CONDITION IS EXPRESSED OR IMPLIED, INCLUDING
          WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. OSI will have no warranty obligation with respect to (1) any portion of OSI Software or Deliverables that has been modified, altered or combined with other software by a party other than OSI, or (2) defects or malfunctions resulting from causes other than ordinary and proper use, or from hardware or software other than that provided by OSI and in the form provided by OSI.

     (c) EXCLUSIVE REMEDIES. Licensee's sole remedy for a breach of this limited warranty will be for OSI to use commercially reasonable efforts to restore the OSI Software or Deliverables to substantially conforming condition as described in Exhibit 3. If it cannot do so, Licensee may terminate its license for the non-conforming OSI Software or Deliverables and obtain a refund of the license fees paid to OSI for the license.

     (d) PRE-RELEASE SOFTWARE. On request, OSI may provide Licensee with Pre-Release OSI Software (such as "alpha" or "beta" versions of new or existing OSI Software) for evaluation and familiarization. Pre-Release OSI Software is provided "as is" and without warranty of any kind. It may contain bugs or inoperable features that will not be corrected. OSI may change Pre-Release OSI Software significantly before commercial release, or even not produce a commercial product based on Pre-Release OSI Software.


7.   DAMAGES AND LIMITATIONS

     (a) DAMAGES. NEITHER PARTY WILL BE LIABLE, REGARDLESS OF THE FORM OF ACTION, FOR LOST DATA, REVENUES, PROFITS OR SAVINGS, OR FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES. THIS LIMITATION WILL NOT APPLY TO A BREACH OF SECTIONS 3 OR 10(A).

     (b) AGGREGATE LIABILITY. OSI WILL NOT BE LIABLE FOR DAMAGES IN EXCESS OF (*) . THIS LIMITATION WILL (1) APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, AND (2) NOT APPLY TO INDEMNITY UNDER SECTION 8 OR TO LIABILITY FOR REAL PROPERTY DAMAGE, DEATH OR BODILY INJURY CAUSED BY OSI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (c) TIME. No action will be brought against OSI more than 18 months after the cause of action first arises.


8.   INFRINGEMENT INDEMNITIES

     (a)  OSI INDEMNIFICATION.

          (1) So long as Licensee complies with the terms of Sections 3 and 4, OSI will defend Licensee against any claims, and indemnify and hold it harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of copyright, patent or other intellectual property rights with respect to OSI Software. However, OSI will not be liable for any claims or judgments based on (a) the actions of Licensee, its employees or agents, (b) use of a version, modification or adaptation of OSI Software, if the infringement would have been avoided by the use of a then-current unaltered release of OSI Software, (c) use of Combined Software, if OSI Software operated independently of the Combined Software is not the cause of the infringement, or (d) use of OSI Software in combination with any hardware, software or data not delivered in that combination by OSI.

          (2) On receiving notice of a claimed infringement, OSI may (a) settle on terms that permit continued use of the OSI Software, (b) modify the OSI Software to be non-infringing, or (c) if these remedies are not reasonably available, grant Licensee a credit equal to the depreciated value of the OSI Software that is the cause of the claim on its return to OSI. Depreciation will be based on a (*)-month life that begins on the Installation Date.


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          (3)  THIS SECTION PROVIDES LICENSEE'S SOLE REMEDY FOR INFRINGEMENT OF
               PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

     (b) LICENSEE INDEMNIFICATION. Licensee will defend OSI and its Vendors against any claims, and indemnify and hold them harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of copyright, patent or other intellectual property rights with respect to OSI Software to the extent that Licensee Software or any of the acts described in Section 8(a)(1)(a) -
          (d) is the cause of the claimed infringement or violation.

     (c) COOPERATION. Notwithstanding the above, an indemnifying party not obligated to defend or indemnify another party unless: (1) it has been promptly notified of the claim or suit and furnished with a copy of each pleading, communication, notice and other action relating to the claim or suit, (2) it is allowed, at its expense, to assume sole authority to conduct the trial or settlement of the claim or suit and any negotiations related to it, and (3) the party being indemnified promptly provides all information and assistance the indemnifying party reasonably requests in connection with the claim or suit.


9.   TERM AND TERMINATION

     (a) TERM. This Agreement will start as of the Effective Date and will remain in effect for 24 months ("Term"). Unless sooner terminated, this Agreement will automatically renew on a month-by-month basis until either party provides the other with 30 days notice of its intention not to renew.

     (b) TERMINATION OF AGREEMENT. This Agreement may be terminated (1) by either party on breach by the other remaining uncured 30 days after notice specifying the breach with particularity, (2) immediately on notice by OSI under Sections 2(i) or 3(e), or (3) by notice from either party if the other party becomes insolvent, bankrupt or makes an assignment for the benefit of creditors.

     (c) TERMINATION OF LICENSES. The licenses granted in Section 3 will end on the earliest of the following to occur: (1) termination of this Agreement by OSI under Section 9(b), (2) notice to OSI from Licensee, or (3) expiration of the term, if any, stated in the Price List in effect at the time a license is granted. Licenses are perpetual if they have no stated term in the Price List and are not otherwise terminated under this Section. On termination of a license, Licensee will immediately destroy or return to OSI all copies of the relevant OSI Software or Deliverables in its possession or under its control. Licensee will thereafter have no continuing rights to that OSI Software or Deliverable, whether alone or as part of Combined Software.

     (d) SURVIVAL. On expiration or termination of this Agreement, the obligations of Licensee to pay amounts owed to OSI and to discharge any liability incurred before expiration or termination will survive, together with the provisions of Sections 2(e)-(i), 3, 4 and 6-10.


10.  GENERAL

     (a) CONFIDENTIAL INFORMATION. In the course of their dealings, each party will acquire Confidential Information about the other and its partners, including Confidential Information regarding business activities and operations, technical information and other trade secrets. Each party will hold the other party's Confidential Information in confidence. Neither party will use the other's Confidential Information for purposes other than to perform this Agreement nor will they disclose the other's Confidential Information except to those employees or advisors who (1) have a need to know it, and (2) are bound by law or have otherwise agreed in writing to maintain its confidence. Confidential Information includes all nonpublic aspects of OSI Software and Deliverables, including program design and structure, the unique programming techniques employed, and performance data or test results. It also includes a party's non-public plans for new products or services, product improvements and business strategies. If a party discovers Confidential Information has been improperly used or disseminated, it will immediately notify the other party and take all reasonable actions to minimize the impact of the use or disclosure.

     (b) EXCLUDED INFORMATION. Even if marked as confidential, Section 10(a) will not apply to information that is


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          (1) generally available to the public, (2) known by the receiving party without obligation of confidentiality before the negotiations leading to this Agreement, (3) independently developed by the receiving party outside the scope of this Agreement, (4) lawfully disclosed to the receiving party without restriction by a third party having the right to make the disclosure or (5) required to be publicly disclosed to a court or other tribunal. For required disclosures to a court or tribunal, the receiving party will promptly notify the disclosing party of the proceedings and fully assist it in obtaining protective orders to maintain the confidentiality of its Confidential Information.

     (c) COMPLIANCE WITH EXPORT AND OTHER LAWS. OSI Software, Deliverables and Services, and all related rights, technical data and information, are subject to export controls imposed by the U.S. Government and other countries. Licensee will not export any OSI Software or Deliverables, or information relating to OSI Software, Deliverables or Services, outside the Territory and will comply with all applicable import, export or other control restrictions. Each party, at its expense, will comply with all applicable laws, regulations, codes and ordinances. Neither party will be bound by any provision of this Agreement to the extent, but only to the extent, that it violates applicable law.

     (d) NOTICES AND CONSENTS. Notices, consents, approvals and communications given under this Agreement will be (1) in the English language, (2) in writing, (3) sent by registered or certified mail, return receipt requested, postage prepaid, or by a courier service that obtains a signed receipt, to the address indicated below or to such other address as a party designates by prior notice, and (4) effective on the date received unless a later date is otherwise indicated in the notice, consent or communication.

     (e) ASSIGNMENT. This Agreement is not assignable by Licensee without the prior consent of OSI. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

     (f) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, United States of America, excluding its choice of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply.

     (g) ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement will be finally resolved by binding arbitration under the Rules of Arbitration of the United Nations Commission on International Trade Law in effect at the time of the arbitration ("UNCITRAL Rules"). There will be one arbitrator selected by mutual agreement of the parties within 45 days after the initiation of arbitration. If the parties do not agree on the arbitrator within that period, the President of the State Bar of California at that time will make the selection.

          (1) The venue of the arbitration will be Sacramento, California. All proceedings will be conducted in English and, translations into English of all non-English language documents filed, submitted or exchanged during the proceedings will be supplied concurrently by the producing party. On reasonable notice to the other party and the arbitrator, a party may use expert and rebuttal witnesses.

          (2) Each party will pay its own fees and expenses in connection with the arbitration. Common expenses (such as the fees of the arbitrator) will be borne by the parties as the arbitrator may determine.

          (3) The award of the arbitrator will be (a) in writing (including reasons), and (b) final and binding on the parties. Judgment on the award may be entered and enforced by any court of competent jurisdiction.

          (4) In no event will the arbitrator award punitive damages or any other damages that are not permitted under the express terms of this Agreement.

          (5) Without prejudice to the UNCITRAL Rules, either party may apply to any court of competent jurisdiction for such interim relief as it considers appropriate, without the need to post bond or other security, or if required, then the minimum bond or security required.

     (h) EQUITABLE RELIEF. Breach of a party's obligations regarding intellectual property rights will cause irreparable injury for which there is no adequate remedy at law. The aggrieved party will be entitled to equitable relief in addition to all other remedies that may be available, without the posting of bond or other


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          security, or if required, then the minimum bond or security required.

     (i) FORCE MAJEURE. Neither party will be liable or held in default for a failure or delay in performing its obligations under this Agreement, other than to make payment for amounts owing or to comply with Sections 3 4 and 10(a), due to any causes beyond its control provided it takes all reasonable steps to avoid and minimize the impact of the cause.

     (j) ENTIRE AGREEMENT. This Agreement, including its Exhibits, is the entire agreement between the parties regarding its subject matter and supersedes all prior communications between them, both oral and written. Except as set forth in Section 10(k), this Agreement may not be modified, and no rights will be waived, except by an instrument in writing signed by a duly authorized representative of both parties. Section headings are for convenience only and will not be relevant in interpreting this Agreement. As used in this Agreement, the term "including" means by way of example and not limitation. Absent an express indication to the contrary, all references to a "day" or "days" are to calendar days.

     (k) MODIFICATIONS TO EXHIBITS. OSI may change Exhibits 3 and 4 on 30 days prior notice. If a change to Exhibit 3 materially reduces Support, Licensee may terminate Support for the remainder of any prepaid period and receive a pro rata refund.

     (l) WAIVERS AND REMEDIES. No waiver of a breach will constitute a waiver of any other breach of the same or any other provision of this Agreement. Except as otherwise provided, the rights and remedies in this Agreement are cumulative and in addition to any other rights or remedies available at law or equity.

     (m) EXECUTION. Neither this Agreement nor any modification of it will be binding on OSI unless signed by one of its Executive Officers. This Agreement may be executed in multiple counterparts, each of which will be deemed an original. A counterpart delivered by facsimile or similar electronic means will be deemed an original, equivalent in all respects to a manually executed counterpart.

     (n) INTENTIONAL RISK ALLOCATION. The provisions of this Agreement reflect an informed, voluntary allocation between the parties of the risks (known and unknown) that may exist in connection with its subject matter. This allocation was a material part of the bargain between the parties. The economic and other terms of this Agreement were negotiated and agreed to by them in reliance on that allocation.

     (o) INDEPENDENT CONTRACTORS. The parties are independent contractors. Under no circumstances will the employees of one party be deemed the employees of the other. This Agreement does not grant authority for either party to act for the other in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other.

     (p) SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, it will be deemed to be modified to the minimum extent necessary to be valid and enforceable. If it cannot be so modified, it will be deleted and the deletion will not affect the validity or enforceability of any other provision unless, as a result, the rights of either party are materially diminished or the obligations and burdens of either party are materially increased so as to be unjust or inequitable.

11.  ADDITIONAL TERMS

     (A) INITIAL PURCHASE ORDER. Licensee's first purchase under this Agreement is attached hereto as Exhibit 5. The terms of Licensee's payment to OSI for the OSI Software licenses, Professional Services, Training and Maintenance and Support Services encompassed by Exhibit 5 (collectively "OSI Software and Services") are as follows:

          (i)  The total price for the OSI Software and Services is (*).

          (ii) Supernet will pay the total price to OSI as follows:

               (a)  .(*)

                    (i). (*)

               (b)  . (*)

               (c) Pay (*) to OSI on a percentage basis according to the percentage of the total OSI Software implementation designated of the milestones identified at Exhibit 5. OSI will invoice Licensee for the percentage payment due on a "net 30 days" payment basis. For example, Milestone 1 represents completion of (*) % of the OSI Software implementation. Upon completion of Milestone 1, OSI will invoice Licensee for (*) % of (*) or (*) on a "net 30 days" basis.

               (d)  (*).

               (e)  (*).

     (B) PREPARATION OF THE STATEMENT OF WORK. Upon the execution of this Agreement, both parties shall meet and prepare the Statement of Work, which will provide in detail the specific scope of work for each party as well as the corresponding time schedule. The Statement of Work shall also contain the undertakings of each party to pay damages to the other in the event said party fails to timely and properly carry out or perform the work assigned under the Statement of Work.





IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives.


OBJECTIVE SYSTEMS INTEGRATORS, INC.         SUPERNET CO., LTD.




By:                                         By:
      --------------------------                   -----------------------------
Name:                                       Name:  Mr. Jong-Soon Shin
      --------------------------
Title:                                      Title: Chief Executive Officer
      --------------------------
Date:                                       Date:
      --------------------------                   -----------------------------



Address for Notices:

Objective Systems Integrators, Inc.
                                            ------------------------------------
101 Park Way
                                            ------------------------------------
Folsom, California  95630 U.S.A.
                                            ------------------------------------
Attn:  Contracts Administration             Attn:
                                            ------------------------------------
Business Telephone:  (1) (916) 353-2400     Business Telephone:
                                                               (---) -----------
Facsimile for Notices:  (1) (916) 353-0647  Facsimile for Notices:
                                                               (---) -----------

                                    EXHIBIT 1

                               CONTRACT MLA - WW -
                                                  ---

                                    ORDER NO.
                                             -----



THIS ORDER is entered into as of ________ ("Effective Date") under the above Master License Agreement ("Agreement"). All capitalized terms are defined in the Agreement unless otherwise expressly defined in this Order. On acceptance of this Order by OSI, the software and manuals described below will be OSI Software and Documentation, and the prices listed below will be the license fees and/or purchase prices, as applicable, for purposes of the Agreement.



1.   DESCRIPTION OF OSI SOFTWARE.


       Product                                         Authorized
       ITEM #       QUANTITY         DESCRIPTION       COMPUTERS/USES







2.   PRICES APPLICABLE TO INITIAL USE OF OSI SOFTWARE.






3.   ATTACHMENT OF LICENSEE'S PURCHASE ORDER.


     Instead of completing the description and listing prices in this Order, Licensee may incorporate that information by attaching its standard form of purchase order. If Licensee does so, it agrees that, except for this information, no provisions in its purchase order will (1) be incorporated into this Order or into the Agreement, or (2) modify or amend the terms of this Order or the Agreement.



4.   DESIGNATION OF INITIAL DELIVERY POINT.


     Licensee directs OSI to deliver the OSI Software to ----------------------.



IN WITNESS WHEREOF, Licensee has caused this Order to be executed by its duly authorized representative as of the date indicated below.



-------------------------------------------------------



By:
       ------------------------------------------

Name:
       ------------------------------------------

Title:
       ------------------------------------------

Date:
       ------------------------------------------

                                    EXHIBIT 2

                               CONTRACT MLA - WW -

                                 WORK ORDER NO.
                                               -----


THIS WORK ORDER is entered into as of ______ ("Effective Date") under the above Master License Agreement ("Agreement"). All capitalized terms are defined in the Agreement unless otherwise expressly defined in this Work Order.


PROJECT NUMBER:                             NAME OF PROJECT:

OSI PROJECT MANAGER:                        LICENSEE PROJECT MANAGER:

DATE SERVICES EXPECTED TO BEGIN:





1.   PROJECT OVERVIEW.


2.   STATEMENT OF WORK.

     The Statement of Work attached to this Work Order describes tasks and activities to be performed by OSI under this Work Order. If changes to the scope of work are needed, they will be made through a formal change order process.


3.   PROJECT REQUIREMENTS.


4.   DELIVERABLES.


5.   PROJECT MILESTONES.


6.   ACCEPTANCE.


7.   POST-DELIVERY SUPPORT.


8.   FEES.


IN WITNESS WHEREOF, Licensee and OSI have caused this Work Order to be executed by their duly authorized representatives as of the later of the dates indicated below.


                                         OBJECTIVE SYSTEMS INTEGRATORS, INC.
---------------------------------


By:                                      By:
     ----------------------------               --------------------------------

Name:                                    Name:
     ----------------------------               --------------------------------

Title:                                   Title:
     ----------------------------               --------------------------------

Date:                                    Date:
     ----------------------------               --------------------------------

                                    EXHIBIT 3

                                     SUPPORT



1.   DEFINITIONS

(a) DEFECT. An error in OSI Software or a failure of OSI Software to conform substantially with its then-current Documentation that can be reproduced by OSI. Defects fall into three categories as follows:

     (1) PRIORITY 1 (PRODUCTION SYSTEM FAILURE). Licensee's primary production system (a) is completely unavailable, (b) has a problem that occurs with sufficient frequency that the system is effectively rendered inoperable, or (c) is affected such that critical business processes are unavailable. In each case, no Workaround can be immediately identified. For Priority 1 Defects, both OSI and Licensee will commit full-time resources to resolve the situation.

     (2) PRIORITY 2 (SYSTEM IMPAIRMENT). Licensee's business processes are impacted or impaired, but its primary production system still functions.

     (3) PRIORITY 3 (MINOR FAULT). There is no material operational impact on Licensee's business processes or a Workaround has been identified.

(b) MAINTENANCE RELEASE. An updated release of OSI Software that incorporates all Patches since the last Maintenance Release or Product Release. A Maintenance Release is denoted by a change in the third number of the Version ID. Release notes are generally included.

(c) PATCH. A specific change to resolve a Defect that is made between Maintenance Releases or Product Releases. A Patch may include additional or replacement Documentation.

(d) PRODUCT RELEASE. A release of OSI Software that incorporates new enhancements, features and fixes since the last Product Release. A Product Release is denoted by a change in the first or second number in the OSI Software Version ID. Release notes and full Documentation are included.

(e) REMOTE ACCESS. Access to Licensee's systems reasonably required by OSI to provide Support. Remote Access may include a dedicated connection, dial-up modem, internet, telnet or other means by which OSI can gain the needed access.

(f) VERSION ID. A designation used to denote different versions of OSI Software. A Version ID consists of two or more numbers, each separated by a period (i.e. X.X.X), where the first two numbers designate the Product Release, the third number designates the Maintenance Release within a Product Release, and any subsequent numbers designate the Patch level.

(g) WORKAROUND. A change to the procedures Licensee follows or the data it supplies when using OSI Software. A Workaround is designed to enable OSI Software to operate without a material, adverse effect on it use by Licensee in its production environment.


2.   SUPPORT COVERAGE

(a) OSI SOFTWARE. So long as Licensee is current in paying all Support charges and is not then in breach of this Agreement, Licensee will receive the Support as described below for all OSI Software. Support is provided only for the current and the just prior Product Release of OSI Software, with all OSI recommended operating system, database and other Patches applied. For further information regarding non-current Product Releases, see OSI's Product Lifecycle Guidelines on its Web-based Technical Assistance Center,
     URL: http://tac.osi.com/ ("WebTAC").

(b) DELIVERABLES. Support for Deliverables is available, if at all, only on a time and materials basis and is not covered by standard Support charges. If Support is made available, coverage only applies to Deliverables in the form provided by OSI. Occasionally, a Deliverable may be updated for a new release of network element software. Receipt of updates for Deliverables requires payment of a separate license fee.

(c) EXCLUDED ITEMS. Support does not include (1) installation of Maintenance Releases, Patches, Product Releases and Workarounds, (2) their integration into Licensee's system, or (3) their customization to conform to Licensee's environment.


3.   BASIC SUPPORT

(a) OSI SOFTWARE. If Licensee believes that there is a Defect in OSI Software, Licensee will (1) promptly notify OSI, describing the parameters, procedures and conditions resulting from the Defect in sufficient detail to permit OSI to isolate the code that has caused the Defect, and (2) provide OSI with all data files, database rules and other software, together with Remote Access and (if OSI requires) on-site access, reasonably believed necessary by OSI for it to reproduce and analyze the Defect. If the Defect cannot be reproduced, no further action will be taken.

(b) RESPONSE TIMES. On notice of a Defect and during its normal business hours (unless Premium Support is purchased) OSI will initiate work to verify a Defect, advise Licensee of its plans for resolving the Defect, and use commercially reasonable efforts to resolve the Defect, as follows:

     (1) PRIORITY 1. OSI will initiate work to verify a Priority 1 Defect within two hours of being notified and will try to resolve it in 5 business days.

     (2) PRIORITY 2. OSI will initiate work to verify a Priority 2 Defect no later than the next business day and will try to resolve it in 10 business days.

     (3) PRIORITY 3. OSI will initiate work to verify a Priority 3 Defect and provide a reasonable Workaround in 30 business days. OSI will also try to include a correction for the Defect in the next Maintenance Release or Product Release.

         If a Defect cannot be resolved within the times described above, OSI will notify Licensee and the parties will cooperate in good faith to arrive at a mutually satisfactory alternative.

(c) NOTICE. OSI will work diligently to resolve Priority 1 and Priority 2 Defects with a Workaround or Patch. Whenever practical, OSI will verbally advise Licensee of a Workaround, followed by a confirmation posted on WebTAC, or otherwise provided to Licensee. If a Workaround does not resolve the Defect, OSI will use commercially reasonable efforts to provide a Patch.


4.   OSI SOFTWARE UPDATES

     Support fees include, for all Authorized Computers, the right to receive a license to Maintenance Releases and Product Releases at the time each Release is made generally available. Revisions and enhancements to OSI Software will be made as OSI deems necessary and appropriate. OSI may discontinue updating OSI Software at any time or may incorporate any portion of existing OSI Software into a new and distinct product. In this latter case, OSI will offer to make the new product available to Licensee at its then current price.


5.   GENERAL ASSISTANCE

     OSI will provide Licensee with a reasonable amount of generalized advice regarding the proper installation, configuration and operation of OSI Software and Deliverables in the form provided by OSI ("General Assistance"). Additional General Support is available on a time and materials basis.


6.   TELEPHONE HOTLINE

     Telephone Support for Basic Support and General Assistance is available as follows:

(a) THE AMERICAS, 6:00 a.m. to 5:00 p.m., PST, Monday - Friday, excluding local OSI holidays.

(b) EUROPE, 9:00 a.m. to 6:00 p.m., Paris Time, Monday - Friday, excluding local OSI holidays.

(c) ASIA-PACIFIC, 8:30 a.m. to 5:30 p.m., Singapore Time, Monday - Friday, excluding local OSI holidays.



7.   WEBTAC

     Subject to system availability, Support includes 24 hour-a-day, 7 day-a-week access to OSI's WebTAC. Use of the WebTAC is subject to the terms, conditions and procedures that are posted on the WebTAC site.


8.   PREMIUM SUPPORT

     Twenty-four-hour-a-day, seven-day-a-week Premium Support is available for OSI Software at an extra charge as shown in the Price List. If Licensee purchases this option, the following additional Support will be provided for resolution of Priority 1 Defects:

     (a) RESPONSE TIMES. Licensee will receive a support telephone/paging number to be used after normal business hours. OSI will endeavor to respond within 15 minutes of receiving a call, message or page and will promptly thereafter initiate work to verify the Defect.

     (b) RESOLUTION. OSI will use commercially reasonable efforts to resolve the Defect within 2 hours and, if unable to resolve the Defect within that period, will continue diligently to pursue resolution of the Defect.


9.   GENERAL MATTERS

     (a)  CONTACTS AND INTERNAL SUPPORT.

          (1) Licensee will designate one employee who will be the primary contact and one employee who will be the backup contact (either of whom is a "Contact") for all matters related to Support. Each Contact will have will have reasonable knowledge of the OSI Software and Deliverables. In addition, they will have reasonable knowledge of both Unix system administration and database administration, troubleshooting and operation. Only the Contacts will have full use of OSI's WebTAC, although "read only" access and report generation can be provided to other of Licensee's employees.

          (2) All requests for Support will be made through the Contacts. In addition, Licensee will take and document the following actions (to the extent appropriate) both before and after reporting a
               Defect:

               o Maintain an up-to-date record of system changes, such as upgrades, Patches and modifications to operating systems, databases, devices, device software and OSI Software.

               o    Identify the nature of the Defect.

               o    Describe the events that led up to the problem.

               o    Reproduce the error and document the steps needed to do so.

               o Provide OSI with proper Remote Access and any required assistance.

                    Licensee will also commit appropriate resources to clearing the Defect until its source has been agreed.

     (b) COMMENCEMENT. The first year of Support for each item of OSI Software begins on its Installation Date. Support will automatically renew each year unless Licensee cancels by notice to OSI at least 30 days before the end of any Support period. Renewal fees will be paid in advance on or before the anniversary of the Installation Date. The schedule of renewal fees will be as specified in OSI's then current Price List.

     (c) COMPREHENSIVE COVERAGE. Because of the interconnection between versions of OSI Software, Deliverables and components from its various Vendors, if Licensee renews Support for one item of OSI Software, Licensee will renew Support for all OSI Software it has licensed. Licensee may purchase Support, if available, for all, some or none of the Deliverables it has licensed from OSI.

     (d) CANCELLATION. Support will end if Licensee's license for OSI Software is terminated. Support will also end for all OSI Software at the conclusion of any Support period if Licensee has not paid its renewal fees before the end of the period. If Support ends, it will end, effective immediately, for all OSI Software. Previously paid fees will not be refunded. Cancellation of Support will not, of itself, constitute termination of the Agreement.

     (e) REINSTATEMENT. Licensee may reinstate lapsed Support by paying all Support fees that are in arrears, plus (1) a reinstatement fee equal to 50% of the then-current annual fee, and (2) any costs, on a time and material basis, that OSI incurs to update Licensee's installations to current versions of OSI Software.

     (f) MODIFICATIONS AND UNAUTHORIZED USES. OSI will have no obligation to support OSI Software if it (1) has been modified by anyone other than OSI, or (2) is being used in violation of the terms of the Agreement. If a reported problem is not a Defect in OSI Software but is actually a problem caused by user error, modification of OSI Software by a party other than OSI, or third party hardware or software, OSI may invoice Licensee on a time and materials basis for efforts provided by OSI personnel for the problem.

     (g) LIMITATIONS. OSI WILL USE COMMERCIALLY REASONABLE EFFORTS TO REPAIR DEFECTS, BUT DOES NOT GUARANTEE THAT IT WILL BE ABLE TO DO SO, OR THAT ANY REPAIR WILL BE SATISFACTORY TO LICENSEE. HOWEVER, OSI AGREES TO MAKE THE OSI SOFTWARE PERFORM SUCH FUNCTIONS AS SAID OSI SOFTWARE PERFORMED AT THE TIME OF LICENSEE'S ACCEPTANCE OF SUCH OSI SOFTWARE, PROVIDED THAT LICENSEE'S NETWORK ENVIRONMENT, INCLUDING BUT NOT LIMITED TO HARDWARE, THIRD-PARTY SOFTWARE AND NETWORK ELEMENTS AND DEVICES, WHICH EXISTED AT THE TIME OF THE ACCEPTANCE OF SAID OSI SOFTWARE CONTINUES TO BE USED.

                                    EXHIBIT 4

                               EXCLUDED COUNTRIES


     Afghanistan                  Ghana                   Panama
     Albania                      Grenada                 Romania
     Algeria                      Guinea                  Russia
     Angola                       Guinea-Bissua           Rwanda
     Armenia                      Haiti                   Sao Tome & Principe
     Azerbaijan                   Iran                    Senegal
     Belarus                      Iraq                    Serbia & Montenegro
     Bosnia & Herzegovina         Kazakhstan              Seychelles
     Botswana                     Kenya                   Sierra Leone
     Burkina Faso                 Korea, North            Slovakia
     Burma                        Kuwait                  Slovenia
     Burundi                      Kyrgyzstan              Somalia
     Cambodia                     Laos                    Sudan
     Cameroon                     Latvia                  Swaziland
     Cape Verde                   Lebanon                 Syria
     Central African Republic     Lesotho                 Tajikistan
     Chad                         Liberia                 Tanzania
     Comoros                      Libya                   Togo
     Congo                        Lithuania               Tonga
     Cote d'lvoire                FYROM (Macedonia)       Tunisia
     Croatia                      Madagascar              Turkey
     Cuba                         Malawi                  Turkmenistan
     Democratic Rep.  of Congo    Mali                    Uganda
     Djibouti                     Mauritania              Ukraine
     Equatorial Guinea            Mauritius               Uzbekistan
     Eritrea                      Nicaragua               Vietnam
     Estonia                      Niger                   Western Sahara
     Ethiopia                     Nigeria                 Yemen
     Gabon                        Oman                    Zambia
     Gambia                       Pakistan                Zimbabwe
     Georgia                      Palestine               Senegal

                                    EXHIBIT 5
                                       TO
                                 SUPERNET - OSI
                               MLA-WW- KOREA - 007

                       PURCHASE ORDER FROM SUPERNET TO OSI

            (SUPERNET'S PURCHASE OF-VSM/FM/PM/CM/VPM/DAIMS & SERVICES)
                        (All prices are in U.S. Dollars)

P.O NO:           000928-1

DATE:             28 September 2000


DELIVER TO:       SuperNet Co., Ltd., 11-1 Sunaedong, Pundanggu,
                  Seongnamsi, Kyunggido, Korea

I.       SERVICE ASSURANCE - VSM/FM/PM CORE MODULES & SERVICES

         -        OSI VSM/FM/PM Core Modules: (*)  Events
                  (The above includes core modules for Server, Visual Agent Server, Package Administration, Object Editor, Process Monitor, CORBA Access Server, Peer-to-Peer Gateways, Generic Gateways, SNMP Gateways, Data Archiver, Shell P-agent, TCP/IP p-agent, CCL,UDO,IAA, Operator Workstations ( (*) ), WebOperator ( (*) ), Raw Data Browser ( (*) ), Expert Development/Test System ( (*) ), API Development Pack, VA Development, FMExel and PMExel)

II.      SERVICE DELIVERY - VPM/CM/DESIGN & ASSIGN INVENTORY CORE MODULES
         & SERVICES

                  OSI VPM/CM/Design & Assign Inventory Core Modules:
                  (*)  Transactions
                  (The above includes core modules for VPM Work Manager( (*) ), Task/Process Builder ( (*) ), CMExel, Design & Assign Inventory Manager)

Note1: The Product described above is limited to OSI Generally Available Products at the time of this Order

Note2: It is understood that the usage and delivery of the above is limited to SuperNet Co., Ltd within Korea

Note3:   (*).

Note4:   All prices are in U.S. Dollars

Note5: The professional service represents (*) man-days of professional engineer's time and (*) man-days Project manager's time. The tentative split of these man-days for implementing the different service Assurance and service delivery domains will be specified in the SOW.

Note6:   The training included represents (*) training units in USA


Note7: The training will be conducted at our Folsom, USA office. The actual work involved in rendering

         Professional services can be done at SuperNet offices in Korea and/or any facilities of OSI, either Within Korea or outside Korea.

Note8: This purchase order is in accordance to the MLA-WW-Korea - 007 dated as of 25 September 2000 between SuperNet and OSI.

Note9:   Includes Maintenance and Support Services for one year at (*).

Note10:  "High Availability" and "AM Exel" software are (*).

III.     VSM/FM/PM DELIVERY, ACCEPTANCE AND PAYMENT

         The following OSI Software will be shipped to Supernet F.O.B. Folsom, California, U.S.A.: VSM/FM/PM. OSI will invoice Supernet in the amount of (*). The terms of the invoice are net (*) days.

IV.      IMPLEMENTATION MILESTONES AND PERCENTAGE PAYMENTS

         A. MILESTONE 1 - (*) % OF THE 5 MILESTONES TOTAL IMPLEMENTATION ENCOMPASSED BY THIS PURCHASE ORDER:

         Installation of VSM/FM Exel/PM Exel/CM Exel/VPM/and the development of FM Exel and PM Exel rulesets

         Invoice with payment net 30 days                                    (*)

         B. MILESTONE 2 - (*) % OF THE 5 MILESTONES TOTAL IMPLEMENTATION ENCOMPASSED BY THIS PURCHASE ORDER:

         Provisional Acceptance of VSM and FM Exel and PM Exel

         Invoice with payment net 30 days                                    (*)

         C. MILESTONE 3- (*) % OF THE 5 MILESTONES TOTAL IMPLEMENTATION ENCOMPASSED BY THIS PURCHASE ORDER:

         Development of CM Exel and VPM rulesets and installation of Design & Assign Inventory Manager.

         Invoice with payment net 30 days                                    (*)

         D. MILESTONE 4- (*) % OF THE 5 MILESTONES TOTAL IMPLEMENTATION ENCOMPASSED BY THIS PURCHASE ORDER:

         Provisional Acceptance of CM Exel  and VPM

         Invoice with payment net 30 days                                    (*)

         E. MILESTONE 5- (*) % OF THE 5 MILESTONES TOTAL IMPLEMENTATION ENCOMPASSED BY THIS PURCHASE ORDER:

         Final Acceptance                                                    (*)



         ---------------------------
         Mr. Jong-Soon Shin
         Chief Executive Officer
         SuperNet Co., Ltd